Calculation of Filing Fee Tables
S-3
Quoin Pharmaceuticals Ltd.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary shares, no par value per share ("Ordinary Shares"), represented by American Depositary Shares ("ADSs")	Other	9,371,895	$ 6.58135	$ 61,679,721.16	0.0001381	$ 8,517.97
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 61,679,721.16		$ 8,517.97
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 8,517.97
Offering Note
[1]	All of the ADSs issuable upon deposit of Ordinary Shares registered hereby are for the account of the Selling Stockholders named in this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional securities of the Registrant that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the Registrant's outstanding securities. ADSs issuable upon deposit of Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-212698) filed with the Securities and Exchange Commission. Each ADS represents thirty-five (35) Ordinary Shares. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per ADS and the aggregate offering price are based upon the average of the high ($6.89) and low ($6.2727) sales prices per share of the Registrant's ADSs as reported on the Nasdaq Capital Market as of September 15, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date